Exhibit 99.1
The Duckhorn Portfolio Announces Second Quarter 2023 Financial Results

Net Sales of $103.5 million
Net Income of $14.9 million; Adjusted Net Income of $21.1 million
Adjusted EBITDA of $38.8 million
Raises Fiscal Year 2023 Net Sales, Adjusted EBITDA and Adjusted EPS Guidance
St. Helena, CA, March 8, 2023 – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today reported its financial results for the three months ended January 31, 2023.
Second Quarter 2023 Highlights
▪Net sales were $103.5 million, an increase of $4.8 million, or 4.8%, versus the prior year period.
▪Gross profit was $55.2 million, an increase of $5.7 million, or 11.5%, versus the prior year period. Gross profit margin was 53.3%, up 320 basis points versus the prior year period. Adjusted gross profit was $55.5 million, an increase of $5.7 million, or 11.6%, versus the prior year period. Adjusted gross profit margin was 53.6%, up 320 basis points versus the prior year period.
▪Net income was $14.9 million, or $0.13 per diluted share, versus $17.9 million, or $0.16 per diluted share, in the prior year period. Adjusted net income was $21.1 million, or $0.18 per diluted share, versus $19.5 million, or $0.17 per diluted share, in the prior year period.
▪Adjusted EBITDA was $38.8 million, an increase of $4.5 million, or 13.1%, and margin increased 280 basis points versus the prior year period.
▪Cash was $7.3 million as of January 31, 2023. The Company’s leverage ratio was 1.7x net debt (net of deferred financing costs), to trailing twelve months adjusted EBITDA.

“Our second quarter results are a testament to the successful execution of our growth strategy as we continue to consistently take share and outperform our peers in the high growth luxury subsegment of the wine industry,” commented Alex Ryan, President, Chief Executive Officer and Chairman. “Our robust performance in the first half of the year reflects both the strength of our luxury portfolio and the resilience of our customers, who continue to trust and choose our winery brands.”

Ryan continued, “On the back of another strong quarter, we are raising and tightening the ranges of our Fiscal 2023 net sales, adjusted EBITDA and adjusted EPS guidance. We have a proven track record of delivering profitable, sustainable growth and remain confident in reaching our upwardly revised financial guidance in 2023 and maximizing shareholder value in the years to come.”

Second Quarter 2023 Results

	Three months ended January 31,
	2023	2022
Net sales growth	4.8%	18.0%
Volume contribution	(0.4)%	24.8%
Price / mix contribution	5.2%	(6.8)%

	Three months ended January 31,
	2023	2022
Wholesale – Distributors	61.3%	67.2%
Wholesale – California direct to trade	19.1	19.8
DTC	19.6	13.0
Net sales	100.0%	100.0%

Net sales were $103.5 million, an increase of $4.8 million, or 4.8%, versus $98.7 million in the prior year period. The increase in net sales was driven by positive price/mix contribution, mainly attributable to strong DTC channel performance, including the second quarter Kosta Browne offerings that were met with robust demand. Price increases primarily taken in our wholesale channels further supported price/mix contribution, which more than offset lower volume contribution than the prior year period.
Gross profit was $55.2 million, an increase of $5.7 million, or 11.5%, versus the prior year period. Gross profit margin was 53.3%, improving 320 basis points versus the prior year period. Adjusted gross profit was $55.5 million, an increase of $5.7 million, or 11.6%, versus the prior year period, and adjusted gross profit margin was 53.6%, up 320 basis points versus the prior year period. Margins expanded with the combined effects of favorable brand and channel mix compared to the prior year period, as well as planned price increases.

Total selling, general and administrative expenses were $29.6 million, an increase of $5.7 million, or 24.0%, versus $23.8 million in the prior year period. The increase was largely attributable to higher professional fees incurred in the second quarter. Selling, general and administrative expenses also reflect our previously announced higher compensation costs, driven by strategic investments to bolster our sales team and to support future growth.

Net income was $14.9 million, or $0.13 per diluted share, versus $17.9 million, or $0.16 per diluted share, in the prior year period. Adjusted net income was $21.1 million, or $0.18 per diluted share, versus $19.5 million, or $0.17 per diluted share, in the prior year period. The results for the quarter were driven by higher net sales and gross profit, partially offset by increases in selling, general and administrative expenses, interest expense, and depreciation and amortization expense compared to the prior year period.

Adjusted EBITDA was $38.8 million, an increase of $4.5 million, or 13.1%, versus $34.3 million in the prior year period. Adjusted EBITDA margin increased 280 basis points versus the prior year period. These increases were primarily the result of net sales benefitting from favorable brand and channel mix, price increases and the change in cadence of our Kosta Browne offerings. The increase in adjusted EBITDA was partially offset by increases in selling, general and administrative expenses noted earlier.
Fiscal Year 2023 Guidance
The Company is raising its previously provided fiscal 2023 guidance.

The Company’s upwardly revised guidance ranges are presented below for fiscal year 2023:

(amounts in millions, except per share data and percentages)	Fiscal year ended July 31, 2023
Net sales	$398	-	$404
Adjusted EBITDA	$135	-	$138
Adjusted EPS	$0.63	-	$0.65
Diluted share count	115	-	116
Effective tax rate	25%	-	27%
Conference Call and Webcast
The Company will host a conference call and webcast today to discuss these results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Investors interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally, and enter confirmation code 690617. A telephone replay will be available approximately two hours after the call concludes through Wednesday, March 22, 2023 by dialing 866-813-9403 from the U.S., or +44 204-525-0658 from international locations, and entering confirmation code 981056. There will also be a simultaneous, live webcast available on the Company’s investor relations website at https://ir.duckhorn.com. The webcast will be archived for 30 days.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with ten wineries, eight state-of-the-art winemaking facilities, seven tasting rooms and over 1,100 coveted acres of vineyards spanning 32 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $200 across more than 15 varietals and 31 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Use of Non-GAAP Financial Information
In addition to the Company’s results, which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted EBITDA, adjusted net income and adjusted EPS. Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, inventory write-downs, changes in the fair value of derivatives, and certain other items, net of the tax effects of all such adjustments, which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with

GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. For example, all statements The Duckhorn Portfolio makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs, including the consumer reception of the launch and expansion of our product offerings; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and the impact of inflation on consumer discretionary spending and consumer demand for wine; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions, war or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; risks associated with the disruption of the delivery of the Company’s wine to customers; the impact of COVID-19 and its variants on the Company’s customers, suppliers, business operations and financial results; disrupted or delayed service by the distributors and government agencies the Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s sponsor’s significant influence over the Company, and the Company’s status as a “controlled company” under the rules of the New York Stock Exchange; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts
Investor Contact
Chris Mandeville, ICR
ir@duckhorn.com
707-302-2635

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except shares and per share data)

	January 31, 2023	July 31, 2022
ASSETS
Current assets
Cash	$7,292	$3,167
Accounts receivable trade, net	48,324	37,026
Inventories	327,024	285,430
Prepaid expenses and other current assets	13,125	13,898
Total current assets	395,765	339,521
Long-term assets
Property and equipment, net	271,217	269,659
Operating lease right-of-use assets	21,777	23,375
Intangible assets, net	188,006	191,786
Goodwill	425,209	425,209
Other long-term assets	5,487	1,963
Total long-term assets	911,696	911,992
Total assets	$1,307,461	$1,251,513
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$18,410	$3,382
Accrued expenses	29,071	29,475
Accrued compensation	9,224	12,893
Deferred revenue	3,285	272
Current operating lease liabilities	3,603	3,498
Current maturities of long-term debt	9,721	9,810
Other current liabilities	3,056	672
Total current liabilities	76,370	60,002
Long-term liabilities
Revolving line of credit, net	—	108,674
Long-term debt, net of current maturities and debt issuance costs	215,633	105,074
Operating lease liabilities	18,000	19,732
Derivative instrument	1,537	—
Deferred income taxes	90,483	90,483
Other long-term liabilities	387	387
Total long-term liabilities	326,040	324,350
Total liabilities	402,410	384,352
Equity
Common stock, $0.01 par value; 500,000,000 shares authorized; 115,219,396 issued and outstanding at January 31, 2023 and 115,184,161 issued and outstanding at July 31, 2022	1,152	1,152
Additional paid-in capital	734,763	731,597
Retained earnings	168,556	133,824
Total The Duckhorn Portfolio, Inc. equity	904,471	866,573
Non-controlling interest	580	588
Total equity	905,051	867,161
Total liabilities and equity	$1,307,461	$1,251,513

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except shares and per share data)

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
Net sales (net of excise taxes of $1,469, $1,507, $3,052 and $2,983, respectively)	$103,488	$98,736	$211,659	$202,917
Cost of sales	48,302	49,259	101,763	101,030
Gross profit	55,186	49,477	109,896	101,887

Selling, general and administrative expenses	29,579	23,845	55,318	47,052
Income from operations	25,607	25,632	54,578	54,835

Interest expense	2,684	1,636	4,846	3,242
Other expense (income), net	2,743	(338)	2,656	(1,431)
Total other expenses, net	5,427	1,298	7,502	1,811
Income before income taxes	20,180	24,334	47,076	53,024
Income tax expense	5,265	6,407	12,352	13,784
Net income	14,915	17,927	34,724	39,240
Less: Net loss (income) attributable to non-controlling interest	2	5	8	(35)
Net income attributable to The Duckhorn Portfolio, Inc.	$14,917	$17,932	$34,732	$39,205

Net income per share of common stock:
Basic	$0.13	$0.16	$0.30	$0.34
Diluted	$0.13	$0.16	$0.30	$0.34

Weighted average shares of common stock outstanding:
Basic	115,191,575	115,049,395	115,187,868	115,048,094
Diluted	115,327,660	115,389,502	115,424,809	115,391,011

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)

	Six months ended January 31,
	2023	2022
Cash flows from operating activities
Net income	$34,724	$39,240
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	13,290	11,047
Loss (gain) on disposal of assets	93	(13)
Change in fair value of derivatives	2,061	(957)
Amortization of debt issuance costs	593	804
Equity-based compensation	2,985	2,875
Change in operating assets and liabilities:
Accounts receivable trade, net	(11,298)	(9,755)
Inventories	(39,881)	(28,187)
Prepaid expenses and other current assets	26	(361)
Other long-term assets	(555)	(217)
Accounts payable	15,020	6,377
Accrued expenses	830	6,621
Accrued compensation	(3,669)	(4,129)
Deferred revenue	3,013	(2,960)
Other current and long-term liabilities	865	(1,557)
Net cash provided by operating activities	18,097	18,828
Cash flows from investing activities
Purchases of property and equipment, net of sales proceeds	(12,388)	(23,336)
Net cash used in investing activities	(12,388)	(23,336)
Cash flows from financing activities
Payments under line of credit	(119,000)	(52,000)
Borrowings under line of credit	9,000	63,000
Issuance of long-term debt	225,833	—
Payments of long-term debt	(115,166)	(5,696)
Proceeds from employee stock purchase plan	181	—
Payments for debt issuance costs	(2,432)	—
Payments of deferred offering costs	—	(270)
Net cash (used in) provided by financing activities	(1,584)	5,034
Net increase in cash	4,125	526
Cash - Beginning of period	3,167	4,244
Cash - End of period	$7,292	$4,770
Supplemental cash-flow information
Interest paid, net of amount capitalized	$1,649	$2,479
Income taxes paid	$10,621	$8,014
Non-cash investing activities
Property and equipment additions in accounts payable and accrued expenses	$467	$193

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted gross profit, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.
Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;
•adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.

Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting), non-cash equity-based compensation expense and certain inventory charges. We believe adjusted gross profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted gross profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.
Adjusted Net Income
Adjusted net income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses (including certain inventory charges), changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe adjusted net income assists us and our investors in evaluating our performance period-over-period. In calculating adjusted net income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach adjusted net income:
•Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses and equity-based compensation; and
•Adjusted income tax – calculated as the tax effect of all adjustments to reach adjusted net income based on the applicable blended statutory tax rate for the period.
Adjusted net income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.
Adjusted EPS
Adjusted EPS is a non-GAAP financial measure that the Company calculates as adjusted net income divided by diluted share count for the applicable period. We believe adjusted EPS is useful to us and our investors because it improves the comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Three months ended January 31, 2023 and 2022
(Unaudited, amounts in thousands, except shares and per share data)

	Three months ended January 31, 2023
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$103,488	$55,186	$29,579	$14,917	$5,265	$14,917	$0.13
Percentage of net sales		53.3%	28.6%	14.4%
Interest expense				2,684
Income tax expense				5,265
Depreciation and amortization expense		116	(1,904)	7,533
EBITDA				$30,399
Purchase accounting adjustments		65		65	17	48	—
Transaction expenses			(3,596)	3,596	939	2,657	0.02
Change in fair value of derivatives				2,429	634	1,795	0.02
Equity-based compensation		96	(1,468)	1,564	400	1,164	0.01
Debt refinancing costs				760	198	562	—
Non-GAAP results	$103,488	$55,463	$22,611	$38,813	$7,453	$21,143	$0.18
Percentage of net sales		53.6%	21.8%	37.5%

	Three months ended January 31, 2022
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$98,736	$49,477	$23,845	$17,932	$6,407	$17,932	$0.16
Percentage of net sales		50.1%	24.2%	18.2%
Interest expense				1,636
Income tax expense				6,407
Depreciation and amortization expense		143	(1,933)	6,280
EBITDA				$32,255
Purchase accounting adjustments		99		99	26	73	—
Transaction expenses			(1,024)	1,024	267	757	0.01
Change in fair value of derivatives				(515)	(134)	(381)	—
Equity-based compensation			(1,199)	1,416	338	1,078	0.01
Wildfire costs				31	8	23	—
Non-GAAP results	$98,736	$49,719	$19,689	$34,310	$6,912	$19,482	$0.17
Percentage of net sales		50.4%	19.9%	34.7%
Note: Sum of individual amounts may not recalculate due to rounding.